UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2018

ANDINA ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-37628	47-5245051
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

250 West 57th Street, Suite 2223

New York, NY 10107

(Address of Principal Executive Offices) (Zip Code)

(646) 565-3861

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in item 5.07 is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 31, 2018, Andina Acquisition Corp. II (the “Company”) held an extraordinary general meeting of shareholders (the “Meeting”). At the Meeting, the shareholders approved an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to extend the date by which the Company has to consummate a business combination (the “Extension”) to April 1, 2018 (the “Extension Amendment”). Under Cayman Islands law, the amendment to the Charter took effect upon approval. Accordingly, the Company now has until April 1, 2018 to consummate its initial business combination.

The voting results for the approval of the Extension Amendment were as follows:

For	Against	Abstentions
3,501,657	5,000	0

Shareholders holding 708,052 shares issued in the Company’s initial public offering (the “IPO,” and such shares, the “public shares”) exercised their right to convert such public shares into a pro rata portion of the trust account established at the time of the IPO (the “trust account”). As a result, an aggregate of $7,292,935.60 (or $10.30 per share) will be removed from the trust account to pay such holders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2018

ANDINA ACQUISITION CORP. II

By:	/s/ Julio A. Torres
Name:	Julio A. Torres
Title:	Chief Executive Officer

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